Exhibit 99.h(2)(iv)

FINANCIAL SERVICES AGREEMENT

AGREEMENT made as of the 1st day of June 1996, by and between (i) Compass Capital Group, Inc. (“Compass”), a Delaware Corporation; (ii) PFPC Inc. (iii) Merrill Lynch Financial Data Services, Inc. (“MLFDS”) a Florida corporation; and (iv) Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”), a Delaware corporation.

WITNESSETH:

WHEREAS, Compass Capital Funds (“Compass Funds”) is an investment company registered under the Investment Company Act of 1940, as amended (the “Act”) consisting of each of the Portfolios listed on Schedule A hereto as such schedule may be amended from time to time (each, a “Fund”); and

WHEREAS, Compass is the Co-Administrator for Compass Funds; and

WHEREAS, PFPC Inc. is the transfer agent, dividend disbursing agent, and shareholder servicing agent for Compass Funds; and

WHEREAS, MLFDS, a transfer agent registered under the Securities Exchange Act of 1934, has presented to PFPC Inc. the various administrative services that may be performed by MLPF&S; and

WHEREAS, Compass desires to retain MLPF&S to perform such services and MLPF&S is willing and able to furnish such services on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, each party hereto severally agrees, as follows:

1.                          MLPF&S agrees to perform the administrative services specified in Exhibit A hereto (the “Services”) for the benefit of the shareholders of Compass Funds who maintain shares of any of such Funds in brokerage accounts with MLPF&S and whose shares are Included in the master account referred to in paragraph 1 of Exhibit A (collectively, the “MLPF&S customers”).

2.                          (a) MLPF&S agrees that it will maintain and preserve all records as required by law to be maintained and preserved in connection with providing the Services, and will otherwise comply with all law, rules and regulations applicable to the Services. Upon the request of Compass, MLPF&S shall provide copies of all the historical records relating to transactions involving Compass Funds and MLPF&S customers, in each case as may reasonably be requested to enable the Funds or its representatives, including without limitation its auditors, investment advisor, Compass, PFPC Inc. or successor transfer agent or distributor, to monitor and review the Services, or to comply with any request of the board of directors, or trustees or general partners (collectively, the “Directors”) of the Compass Funds or of a governmental body, self-regulatory organization or a shareholder. MLPF&S agrees that it will permit Compass and PFPC Inc. or their representatives to have reasonable access to its personnel and records in order to facilitate the monitoring of the quality of the services. It is understood that notwithstanding anything herein to the contrary, neither MLFDS nor MLPF&S shall be required to provide the names and addresses of MLPF&S customers to Compass, PFPC Inc. or their representatives, unless applicable laws otherwise require.

(b)                     Compass agrees that it and its representatives given access to records in accordance with subparagraph 2(a), shall treat all such records as confidential and shall not disclose information contained therein except as permitted under subparagraph 2(a).

(c)                     All records maintained pursuant to subparagraph 2(a) shall be the exclusive property of MLPF&S notwithstanding any release thereof in accordance with this Agreement. No person having access to such records may use such records to solicit, directly or indirectly, any customer of MLPF&S or MLFDS for any purpose. The provisions of paragraphs 2(b) and 2(c) shall survive the termination of this agreement.

3.                          MLPF&S may contract with or establish relationships with MLFDS, or other parties for the provision of the Services or other activities of MLPF&S required by the Agreement.

4.                          Each of MLPF&S and MLFDS, hereby agrees to notify promptly Compass if for any reason either of them is unable to perform fully and promptly any of its obligations under this Agreement.

5.                          Each of MLPF&S and MLFDS, hereby represent that neither of them now owns or holds with power to vote any shares of Compass Funds which are registered in the name of MLPF&S or the name of its nominee and which are maintained in MLPF&S brokerage accounts.

6.                          The provisions of the Agreement shall in no way limit the authority of any of Compass or PFPC Inc. to take such action as either of such parties may deem appropriate or advisable in connection with all matters relating to the operations of any of such Funds and/or sale of its shares.

7.                          In consideration of the performance of the services by MLPF&S and MLFDS, Compass agrees to compensate MLFDS at the rate of $16.00 annually per each MLPF&S customer account holding shares of a Fund which shares were subject to an up-front sales load or no sales load, and $19.00 annually per MLPF&S customer account holding shares of a Fund that are subject to a contingent deferred sales charge (“CDSC”); provided, however, if all shares in an MLPF&S customer account have been held for the requisite time period such that the shares are no longer subject to a CDSC, then MLFDS will be compensated at the rate of $16.00 annually for such MLPF&S customer account. These rates are the current standard rates for the services provided by MLFDS and MLPF&S hereunder. Payment shall be made monthly based upon the number of MLPF&S customer/shareholders of a Fund who hold shares of such Fund in a MLPF&S brokerage account for any part of the subject month. This number shall be certified each year by independent public accountants retained by MLPF&S as of a month selected by Compass or PFPC Inc., such certification to be at the expense of MLPF&S. It is further agreed that, notwithstanding anything herein to the contrary, MLPF&S will not request any Increase in the compensation hereunder to be effective prior to September 30, 1996.

In the event MLPF&S or MLFDS, as its agent were to mail any Fund’s proxy materials, reports, prospectuses and other information to MLPF&S customers/shareholders of any Fund who are MLPF&S customers pursuant to paragraph 4 of Exhibit A, PFPC Inc. or Compass agrees to reimburse MLPF&S or MLFDS, Inc., as the case may be, for postage, handling fees and reasonable costs of supplies used by it in such mailings in an amount to be determined in accordance with the rates set forth in Rule 451.90 of the New York Stock Exchange Inc.

8.                          MLFDS, shall indemnify and hold harmless Compass and PFPC Inc. from and against any and all of losses or liabilities that any one or more of them may incur, including without limitation reasonable attorneys’ fees, expenses and cost, arising out of or related to the performance or non-performance of MLPF&S or MLFDS of its responsibilities under this Agreement, excluding, however, any such claims, suits, loss, damage or cost caused by, or contributed to, by Compass or PFPC Inc., as to which Compass and PFPC Inc. shall indemnify, hold harmless and defend MLFDS and MLPF&S on the same basis as set forth above.

9.                            This Agreement may be terminated at any time by each of MLPF&S and MLFDS or by Compass upon 30 days written notice to MLFDS. This agreement may also be terminated at any time without penalty upon 30 days written notice to MLFDS that a majority of the Directors of the Funds have determined to terminate its agreement(s) with PFPC Inc. pertaining to its transfer agent services. The provisions of paragraph 2 shall continue in full force and effect after termination of this Agreement. Notwithstanding the foregoing, this Agreement shall not require MLPF&S to preserve any records relating to this Agreement beyond the time periods otherwise required by the laws to which MLPF&S is subject.

10.                          It is understood and agreed that in performing the services under this Agreement, neither MLPF&S nor MLFDS acting in its capacity described herein shall be acting as an agent for Compass or any of the Compass Funds.

11.                          This agreement, Including its Exhibit and Schedule, constitutes the entire agreement between the parties with respect to the matters dealt with herein, and supersedes any previous agreements and documents with respect to such matters.

IN WITNESS HEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH, INC.		MERRILL LYNCH FINANCIAL DATA SERVICES, INC.

By:		By:

Print Name: Harry P. Allex		Print Name: William A. Bridy

Title: Sr. Vice President		Title: President

PFPC INC.		COMPASS CAPITAL GROUP, INC.

By:	/s/ Marie S. Gipple	By:	/s/ Karen Sabath

Print Name:	Marie S. Gipple	Print Name:	Karen Sabath

EXHIBIT A

Pursuant to the Agreement by and among the parties hereto, MLPF&S shall perform the following Services:

1.                              Maintain separate records for each shareholder of the Compass Funds who hold shares of a Fund in a brokerage account with MLPF&S (“MLPF&S customers”), which records shall reflect shares purchased and redeemed and share balances. MLPF&S shall maintain a single master account with the transfer agent of the Fund on behalf of MLPF&S customers and such account shall be in the name of MLPF&S or its nominee as the record owner of the shares owned by such customers.

2.                              Disburse or credit to MLPF&S customers all proceeds of redemptions of shares of the Fund and all dividends and other distributions not reinvested in shares of the Fund.

3.                              Prepare and transmit to MLPF&S customers periodic account statements showing the total number of shares owned by the customer as of the statement closing date, purchases and redemptions of Fund shares by the customer during the period covered by the statement and the dividends and other distributions paid to the customer during the statement period (whether paid in cash or reinvested in Fund shares).

4.                              Transmit to MLPF&S customers proxy materials and reports and other information received by MLPF&S from any of the Funds and required to be sent to shareholders under the federal securities laws, and, upon request of the Fund’s transfer agent transmit to MLPF&S customers material fund communications deemed by the Fund, through its Board of Directors or other similar governing body, to be necessary and proper for receipt by all fund beneficial shareholders.

5.                              Transmit to the Fund’s transfer agent purchase and redemption orders on behalf of MLPF&S customers.

6.                              Provide to Compass, or to PFPC Inc. acting in its capacity as transfer agent for any of the Funds, or any of the agents designated by any of them, such periodic reports as shall reasonably be concluded to be necessary to enable any of the Funds and its distributor to comply with State Blue Sky requirements.

SCHEDULE A

COMPASS FUNDS

Compass International Emerging Markets Class A
Compass Growth Equity Class A
Compass Growth Equity Class C
Compass Balanced Fund Class A
Compass Balanced Fund Class B
Compass Balanced Fund Class C
Compass International Equity Fund Class A
Compass International Equity Fund Class B
Compass International Equity Fund Class C
Compass Value Equity Fund Class A
Compass Value Equity Fund Class B
Compass Value Equity Fund Class C
Compass Index Equity Fund
Compass Small Cap Value Equity Fund Class A
Compass Small Cap Value Equity Fund Class B
Compass Small Cap Growth Equity Fund Class A
Compass Small Cap Growth Equity Fund Class C
Compass Select Equity Fund Class A
Compass Select Equity Fund Class B
Compass International Bond Fund Class A
Compass International Bond Fund Class C
Compass Ohio Tax Free Income Fund Class A
Compass Ohio Tax Free Income Fund Class B
Compass Pennsylvania Tax Free Income Fund Class A
Compass Pennsylvania Tax Free Income Fund Class B
Compass Pennsylvania Tax Free Income Fund Class C
Compass Short Government Bond Fund Class A
Compass Short Government Bond Fund Class C
Compass Intermediate Term Bond Fund
Compass Government Income Fund Class A
Compass Government Income Fund Class B
Compass Managed Income Fund
Compass Tax Free Income Fund Class A
Compass Tax Free Income Fund Class C
Compass Intermediate Government Fund
Compass Small Cap Growth Fund Class B
Compass New Jersey Tax Free Income Fund Class C
Compass Core Bond Fund Class C

Execution Copy

FIRST AMENDMENT TO FINANCIAL SERVICES AGREEMENT

THIS FIRST AMENDMENT (this “Amendment”) by and between BlackRock Advisors, LLC (as successor to Compass Capital Group, Inc. and BlackRock Advisors, Inc.) (“BlackRock Advisors”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”) is made to that certain Financial Services Agreement dated June 1, 1996 by and among Compass Capital Group, Inc., PFPC Inc. (“PFPC”), Merrill Lynch Financial Data Services, Inc. (“MLFDS”) and MLPF&S (the “Agreement”), and effective as of the close of business on September 29, 2006.

W I T N E S S E T H:

WHEREAS, Merrill Lynch & Co., Inc. (“Merrill Lynch”), BlackRock, Inc. (“Old BlackRock”), New BlackRock, Inc. (“BlackRock”) and a “BlackRock Merger Sub” entered into a Transaction Agreement and Plan of Merger, dated as of February 15, 2006, pursuant to which Old BlackRock would become a wholly owned Subsidiary of BlackRock and Merrill Lynch would sell to BlackRock certain asset management businesses currently operated as Merrill Lynch Investment Managers (“MLIM”) in exchange for shares of common stock and preferred stock of BlackRock (collectively, the “Transaction”);

WHEREAS, in connection with the closing of the Transaction and as approved by the shareholders of the registered open-end investment companies and continuously offered closed-end investment companies advised by registered investment advisers controlled by Merrill Lynch (the “Legacy Merrill Lynch Funds”), certain registered investment advisers controlled by BlackRock will become the investment advisers to the Legacy Merrill Lynch Funds;

WHEREAS, prior to the closing of the Transaction, MLFDS provided transfer agency services and certain other financial services to the Legacy Merrill Lynch Funds (except the “Institutional Money Funds” set forth on Appendix 1 hereto) pursuant to that certain Unified Transfer Agency, Dividend Disbursing Agency and Shareholder Servicing Agency Agreement dated January 2, 2004;

WHEREAS, upon the closing of the Transaction, MLFDS will cease to be the transfer agent to the Legacy Merrill Lynch Funds of which it was the transfer agent except those certain “CMA Money Funds” set forth on Appendix 2 hereto and those certain “Other Retail Money Funds” set forth on Appendix 3 hereto (the Legacy Merrill Lynch Funds not including the CMA Money Funds and Other Retail Money Funds are hereinafter referred to as the “New BlackRock Funds”); and

WHEREAS, BlackRock Advisors and MLPF&S desire to amend the Agreement to (i) remove PFPC and MLFDS as parties thereto such that all rights and obligations of PFPC and MLFDS shall be terminated thereunder and PFPC and MLFDS have agreed to be removed as parties to the Agreement and have acknowledged their agreement in a separate writing made a part hereof, and (ii) include the New BlackRock Funds thereunder;

NOW, THEREFORE, in consideration of the forgoing premises and mutual covenants, agreements and promises contained in this Amendment, the parties hereto, intending to be legally bound, agree as follows:

1.                                        Amendments to the Agreement . The Agreement is hereby amended as follows

(a)                                   The term “Compass Capital Group, Inc.” and defined term “Compass” in the Agreement are deleted and replaced with the terms “BlackRock Advisors, LLC” and “BlackRock Advisors” respectively.

(b)                                  The first WHEREAS clause is deleted in its entirely and replaced with the following:

WHEREAS, the “BlackRock Funds” are comprised of those registered open-end investment companies or series thereof and continuously offered closed-end investment companies advised by

BlackRock Advisors or its “affiliated persons” (as such term in defined in Section 2(a)(3) of the Investment Company Act of 1940) and listed on the Schedule A hereto (each a “Fund”), as such schedule may be amended from time to time in accordance with paragraph 12 hereof; and

(c)                                   The defined term “Compass Funds” is deleted and replaced with the defined term “BlackRock Funds.”

(d)                                  With respect to paragraph 2(a): (i) the term “PFPC Inc.” is deleted from the second and fourth sentences; (ii) the words “and PFPC Inc.” are deleted from the third sentence; and (iii) the phrase “neither MLFDS nor MLPF&S” is deleted from the fourth sentence and replaced with “MLPF&S.” With respect to paragraph 2(c) the words “or MLFDS” are deleted.

(e)                                   Paragraph 4 is deleted in its entirety and replaced with the following:

MLPF&S hereby agrees to notify promptly BlackRock Advisors if for any reason it is unable perform fully and promptly any of its obligations under this Agreement.

(f)                                     Paragraph 5 is deleted in its entirety and replaced with the following:

MLPF&S hereby represents that it does not now own or hold with power to vote any shares of BlackRock Fund which are registered in the name of MLPF&S or the name of its nominee and which are maintained in MLPF&S brokerage accounts.

(g)                                  Paragraph 6 is deleted in its entirety and replaced with the following:

The provisions of this Agreement shall in no way limit the authority of BlackRock Advisors to take such action as it may deem appropriate or advisable in connection with all matters relating the operations of any of such Funds and/or sale of such Funds’ shares.

(h)                                  Paragraph 7 is deleted in its entirety and replaced with the following:

MLPF&S will invoice BlackRock Advisors for the Services provided hereunder, and BlackRock Advisors shall pay or cause the BlackRock Funds to pay such invoiced amounts, which invoices will be calculated by MLPF&S in accordance with the Schedule of Fees hereto. Such payments shall be made by BlackRock Advisors (or the BlackRock Funds) to MLPF&S promptly upon a receipt of the invoice therefor (and in any case no later than thirty (30) business days after receipt thereof) by Federal funds wire to the account specified by MLPF&S.

In the event MLPF&S or its agents were to mail any Fund proxy materials, reports, prospectuses and other information to MLPF&S customers/shareholders of any Fund who are MLPF&S customers pursuant to paragraph 4 of Exhibit A , BlackRock Advisors agree to reimburse MLPF&S or cause the Fund to reimburse MLPF&S for postage, handling fees and reasonable costs of supplies used by it in such mailings in an amount to be determined in accordance with the rates set forth in Rule 451.90 of the New York Stock Exchange Inc. In addition, fees and expense reimbursements in connection with-extraordinary services, including, but not limited to, mandated servicing changes, remedial actions necessitated by errors or omissions of a Fund or any of its agents, will be mutually agreed by the parties prior to performance of such services.

(i)                                      With respect to paragraph 8: (i) the words “and PFPC Inc.” and “or PFPC Inc.” are deleted where they appear, and (ii) the words “or MLFDS” and “MLFDS and” are deleted where they appear.

(j)                                      With respect to paragraph 9: (i) the phrase “each of MLPF&S and MLFDS” is deleted and replaced with the phrase “by MLPF&S” in the first sentence, (ii) the term “MLFDS” which appears as the last term in the first sentence is replaced with “MLPF&S”; and (iii) the second sentence is deleted in its entirety which reads: “This agreement may also be terminated at any time without penalty upon 30 days written notice to MLFDS that a majority of the Directors of the Funds have determined to terminate its agreement(s) with PFPC, Inc. pertaining to its transfer agent services.”

(k)                                   With respect to paragraph 10, the term “MLFDS” is deleted and replaced with the phrase “any of the other parties with which it may contract or establish relationships for the provision of Services.”

(1)                                   Paragraph 11 is deleted in its entirety and replaced with the following:

This Agreement, including its Appendices, Exhibit and Schedules, constitutes the entire agreement among the parties hereto with respect to the matters dealt with herein, and supercedes any previous agreements and documents with respect to such matters.

(m)                                A new paragraph 12 is added as follows:

No modification, amendment, supplement to, or waiver of this Agreement or any of its provisions or any Appendix, Exhibit or Schedule hereto shall be binding upon the parties hereto unless made in writing and duly signed by the party against whom enforcement thereof is sought. Notwithstanding the foregoing, Schedule A may be amended, at any time and from time to time, to add (as requested or approved by BlackRock Advisors) a new open-end investment company or series thereof or continuously offered closed-end investment company (each a “fund”) or remove (with notice to BlackRock Advisors) funds, which amended Schedule A shall be evidenced solely upon the books and records of MLPF&S or an affiliate and supercede the paper-based Schedule A attached hereto. This Agreement shall be binding with respect to shares of funds added to Schedule A upon the first purchase by a customer of MLPF&S of any shares of such additional Funds.

(n)                                  With respect to Exhibit A , the phrase “or to PFPC Inc. acting in its capacity as transfer agent for any of the Funds” in item number six is deleted and replaced with the phrase “or the transfer agent of the Funds”.

(o)                                  Schedule A is deleted in its entirety and replaced with the Schedule A attached to this Amendment.

(p)                                  A new Schedule of Fees is added, which Schedule of Fees is attached to this Amendment.

2.                                        Supplement to the Agreement . The following provision shall supplement the Services Agreement between the parties:

Scope of the Agreement . MLPF&S and BlackRock Advisors agree that the performance of Services (as such term is defined in the Agreement) by MLPF&S for the benefit of shareholders of the Funds who are customers of certain introducing broker-dealers that clear and/or settle securities transactions through the Broadcort Division of MLPF&S shall be treated as if such financial services were provided to customers of MLPF&S. Accordingly, all provisions of the Agreement shall be interpreted consistently with the foregoing agreement.

3.                                        Governing Law . This Amendment shall be governed by the laws of the State of New York, without giving effect to conflict of law provisions.

4.                                        Counterparts . This Amendment may be executed in counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective authorized persons.

MERRILL LYNCH, PIERCE, FENNER &
SMITH INCORPORATED

By:	/s/ Erin F. Donnelly
Erin F. Donnelly
Director, Mutual Funds

BLACKROCK ADVISORS, LLC

By:	/s/ Frank Porcelli

Print name:	Frank Porcelli, Managing Director

APPENDIX 1

INSTITUTIONAL MONEY FUNDS

Merrill Lynch Government Fund
Merrill Lynch Treasury Fund
Merrill Lynch Institutional Tax-Exempt Fund
Merrill Lynch Premier Institutional Fund
Merrill Lynch Institutional Fund
Merrill Lynch Capital Reserve Fund

APPENDIX 2

CMA MONEY FUNDS

CMA Tax-Exempt Fund
CMA Multi-State Municipal Series Trust
CMA Arizona Municipal Money Fund
CMA California Municipal Money Fund
CMA Connecticut Municipal Money Fund
CMA Florida Municipal Money Fund
CMA Massachusetts Municipal Money Fund
CMA Michigan Municipal Money Fund
CMA New Jersey Municipal Money Fund
CMA New York Municipal Money Fund
CMA North Carolina Municipal Money Fund
CMA Ohio Municipal Money Fund
CMA Pennsylvania Municipal Money Fund
CMA Money Fund
CMA Treasury Fund
CMA Government Securities Fund

WCMA Government Securities Fund
WCMA Money Fund
WCMA Tax-Exempt Fund
WCMA Treasury Fund

APPENDIX 3

OTHER RETAIL MONEY FUNDS

Merrill Lynch Ready Asset Trust
Merrill Lynch Retirement Reserves Money Fund
Merrill Lynch U.S. Treasury Money Fund
Merrill Lynch U.S.A. Government Reserves

SCHEDULE A

BLACKROCK FUNDS

September 29, 2006

Schedule I Funds:

BlackRock Balanced Capital Fund, Inc.	BlackRock All-Cap Global Resources Portfolio
BlackRock Basic Value Fund, Inc.	BlackRock AMT-Free Municipal Bond Portfolio
BlackRock Basic Value Fund II, Inc.	BlackRock Asset Allocation Portfolio
BlackRock Bond Fund, Inc.	BlackRock Aurora Portfolio
BlackRock High Income Fund	BlackRock Dividend Achievers Portfolio
BlackRock Intermediate Term Fund	BlackRock Enhanced Income Portfolio
BlackRock Bond Fund	BlackRock Global Opportunities Portfolio
BlackRock California Municipal Series Trust	BlackRock Global Resources Portfolio
BlackRock California Insured Municipal Bond Fund	BlackRock Global Science & Technology Opportunities Portfolio
BlackRock Developing Capital Markets Fund, Inc.	BlackRock GNMA Portfolio
BlackRock Equity Dividend Fund	BlackRock Government Income Portfolio
BlackRock EuroFund	BlackRock Health Sciences Opportunities Portfolio
BlackRock Focus Twenty Fund, Inc.	BlackRock High Yield Bond Portfolio
BlackRock Focus Value Fund, Inc.	BlackRock Index Equity Portfolio
BlackRock Series, Inc.	BlackRock Inflation Protected Bond Portfolio
BlackRock Small Cap Growth Fund II	BlackRock Intermediate Bond Portfolio
BlackRock International Fund	BlackRock Intermediate Bond Portfolio II
BlackRock Global Allocation Fund, Inc.	BlackRock Intermediate Government Bond Portfolio
BlackRock Global Dynamic Equity Fund	BlackRock International Bond Portfolio
BlackRock Global Financial Services Fund, Inc.	BlackRock International Opportunities Portfolio
BlackRock Fundamental Growth Fund, Inc.	BlackRock Investment Trust Portfolio
BlackRock Global Growth Fund, Inc.	BlackRock Legacy Portfolio
BlackRock Global SmallCap Fund, Inc.	BlackRock Low Duration Bond Portfolio
BlackRock Global Technology Fund, Inc.	BlackRock Managed Income Portfolio
BlackRock Global Value Fund, Inc.	BlackRock Mid-Cap Growth Equity Portfolio
BlackRock Healthcare Fund, Inc.	BlackRock Mid-Cap Value Equity Portfolio
Inflation Protected Fund	BlackRock Money Market Portfolio
BlackRock Funds II	BlackRock Delaware Municipal Bond Portfolio

BlackRock International Value Fund	BlackRock Kentucky Municipal Bond Portfolio
BlackRock Large Cap Series Funds, Inc.	BlackRock Ohio Municipal Bond Portfolio
BlackRock Large Cap Value Fund	BlackRock Municipal Money Market Portfolio
BlackRock Large Cap Core Fund	BlackRock NC Municipal MM Portfolio
BlackRock Large Cap Growth Fund	BlackRock NJ Municipal MM Portfolio
BlackRock Latin America Fund, Inc.	BlackRock OH Municipal MM Portfolio
BlackRock Mid Cap Value Opportunities Fund, Inc.	BlackRock PA Municipal MM Portfolio
BlackRock Multi-State Municipal Series Trust	BlackRock Small Cap Core Portfolio
BlackRock Florida Municipal Bond Fund	BlackRock Small Cap Growth Equity Portfolio
BlackRock New Jersey Municipal Bond Fund	BlackRock Small Cap Value Equity Portfolio
BlackRock New York Municipal Bond Fund	BlackRock Small/Mid-Cap Growth Equity Portfolio
BlackRock Pennsylvania Municipal Bond Fund	BlackRock NJ Tax-Free Income Portfolio
BlackRock Municipal Bond Fund, Inc.	BlackRock PA Tax-Free Income Portfolio
BlackRock High Yield Municipal Fund	BlackRock Total Return Portfolio

BlackRock National Municipal Fund	BlackRock Total Return Portfolio II
BlackRock Municipal Insured Fund	BlackRock U.S. Opportunities Portfolio
BlackRock Short-Term Municipal Fund	BlackRock U.S. Treasury MM Portfolio
BlackRock Municipal Series Trust	BlackRock Ultrashort Municipal Portfolio
BlackRock Intermediate Municipal Fund	BlackRock VA Municipal MM Portfolio
BlackRock Pacific Fund, Inc.	Large Cap Growth Equity Portfolio
BlackRock Principal Protected Trust	Large Cap Value Equity Portfolio
BlackRock Basic Value Principal Protected Fund
BlackRock Fundamental Growth Principal Protected Fund
BlackRock Core Principal Protected Fund
BlackRock Real Investment Fund
BlackRock Senior Floating Rate Fund, Inc.
BlackRock Senior Floating Rate Fund II, Inc.
BlackRock Short-Term Bond Series, Inc.
BlackRock Short Term Bond Fund
BlackRock Short-Term U.S. Government Fund, Inc.
BlackRock Financial Institutions Series Trust —
Summit Cash Reserves
BlackRock Summit Cash Reserves Fund
BlackRock U.S. Government Fund
BlackRock U.S. High Yield Fund, Inc.
BlackRock Utilities & Telecommunications Fund, Inc.

BlackRock Value Opportunities Fund, Inc.
BlackRock World Income Fund, Inc.

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Schedule II Funds :

BlackRock Index Funds, Inc.
BlackRock Aggregate Bond Index Fund
BlackRock International Index Fund
BlackRock S&P 500 Index Fund
BlackRock Small Cap Index Fund

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Schedule III Funds :

BlackRock Variable Series Funds, Inc.
Mercury American Balanced V.I. Fund
Mercury Basic Value V.I. Fund
Mercury Core Bond V.I. Fund
Mercury Domestic Money Market V.I. Fund
Mercury Fundamental Growth V.I. Fund
Mercury Global Allocation V.I. Fund
Mercury Global Growth V.I. Fund
Mercury Government Bond V.I. Fund
Mercury High Current Income V.I. Fund
Mercury Index 500 V.I. Fund
Mercury International Value V.I. Fund
Mercury Large Cap Core V.I. Fund
Mercury Large Cap Growth V.I. Fund
Mercury Large Cap Value V.I. Fund
Mercury Value Opportunities V.I. Fund

Mercury Utilities and Telecommunications V.I. Fund

BlackRock Series Fund, Inc.
Mercury Balanced Capital Strategy Portfolio
Mercury Large Cap Core Strategy Portfolio
Mercury Core Bond Strategy Portfolio
Mercury Fundamental Growth Strategy Portfolio
Mercury Global Allocation Strategy Portfolio
Mercury High Yield Portfolio
Mercury Intermediate Government Bond Portfolio
Mercury Money Reserve Portfolio
Mercury Low Duration Portfolio
Mercury Global Small Cap Portfolio
Mercury Equity Dividend Portfolio
Mercury Mid Cap Value Opportunities Portfolio
Mercury Small Cap Index Portfolio

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Schedule IV Funds :

[Intentionally Omitted.]

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Schedule V Funds :

Multi Manager — FDP Funds
Franklin Templeton Total Return FDP Fund
Marsico Growth FDP Fund
Van Kampen Value FDP Fund
MFS International FDP Fund

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Schedule VI Funds :

BlackRock Managed Account Series (MAS)
BlackRock High Income Portfolio
BlackRock U.S. Mortgage Portfolio
BlackRock Global Small Cap Portfolio
BlackRock Mid Cap Value Opportunities Portfolio
BlackRock Bond Allocation Target Shares (BATS)
BATS: Series S Portfolio
BATS: Series C Portfolio
BATS: Series M Portfolio
BATS: Series P Portfolio
BATS: Series I Portfolio

SCHEDULE OF FEES

FEE SCHEDULE I

Pursuant to the Agreement among the parties hereto, the following amounts shall be paid in respect of the Schedule I Funds listed on Schedule A:

(1)           an annual fee in respect of each MLPF&S customer account (other than retirement accounts enrolled in the Merrill Lynch MFA® program or any other program requiring equalization under ERISA ("Retirement Accounts")) holding shares of the Schedule I Funds, at any time during a calendar year, of an amount equal to the sum of (a) $16 per front-end load class or no load class per Schedule I Fund, (b) $19 per back-end load class per Schedule I Fund during the CDSC period and $16 thereafter and (c) $19 per level-load class per Schedule I Fund during the CDSC period and $16 thereafter; plus

(2)           an annual fee equal to 0.10% (10 basis points) of the aggregate average daily net asset value of all shares of all Schedule I Funds held in Retirement Accounts.

Such fees will be invoiced monthly as a pro-rata portion of the annual fees. The number of MLPF&S securities accounts holding shares of each Fund shall be certified by MLPF&S no more than once each year upon request of BlackRock Advisors.

FEE SCHEDULE II

Pursuant to the Agreement among the parties hereto, the following amount shall be paid in respect of the Schedule II Funds listed on Schedule A:

An annual fee equal to 0.05% (5 bps) of the aggregate average daily net asset value of all shares of all Schedule II Funds held in MLPF&S customer accounts.

FEE SCHEDULE III

Pursuant to the Agreement among the parties hereto, the following amount shall be paid in respect of the Schedule III Funds/Series listed on Schedule A:

An annual flat fee equal to $5,000 for each series of the BlackRock Variable Series Funds, Inc. and each series of the BlackRock Series Fund, Inc. for all shares of such funds/series held in MLPF&S customer accounts.

FEE SCHEDULE IV

[Intentionally Omitted.]

FEE SCHEDULE V

Pursuant to the Agreement among the parties hereto, the following amount shall be paid in respect of the Schedule V Funds listed on Schedule A:

(1)           An annual fee equal to 0.10% (10 bps) of the aggregate average daily net asset value of all front-end load and no-load shares of all Schedule V Funds held in MLPF&S customer accounts; and

(2)           An annual fee equal to 0.13% (13 bps) of the aggregate average daily net asset value of all back-end load and level-load shares of all Schedule V Funds held in MLPF&S customer accounts.

FEE SCHEDULE VI

Pursuant to the Agreement among the parties hereto, the following amount shall be paid in respect of the Schedule VI Funds listed on Schedule A:

An annual fee in respect of each MLPF&S customer account holding shares of the Schedule VI Funds, at any time during a calendar year, of an amount equal to the sum of $16 per position per Fund.

Execution Copy

SECOND AMENDMENT TO FINANCIAL SERVICES AGREEMENT

THIS SECOND AMENDMENT (this “Amendment”) by and between BlackRock Advisors, LLC (as successor to Compass Capital Group, Inc. and BlackRock Advisors, Inc.) (“BlackRock Advisors”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”) is made to that certain Financial Services Agreement dated June 1, 1996 by and among Compass Capital Group, Inc., PFPC Inc., Merrill Lynch Financial Data Services, Inc. and MLPF&S as amended on September 29, 2006 (the “Agreement”), and effective as of November 1, 2006.

W I T N E S S E T H:

WHEREAS, the parties hereto desire to amend the Agreement to add the Institutional Money Funds (as set forth in Appendix 1) to such Agreement;

NOW, THEREFORE, in consideration of the forgoing premises and mutual covenants, agreements and promises contained in this Amendment, the parties hereto, intending to be legally bound, agree as follows:

1.                                        Amendment to the Agreement . The Agreement is hereby amended as follows:

(a)                                   Schedule A is amended to remove the bracketed language “[Intentionally Omitted.]” under the title Schedule IV Funds and to add the following list of funds:

Merrill Lynch Government Fund
Merrill Lynch Treasury Fund
Merrill Lynch Institutional Tax-Exempt Fund
Merrill Lynch Premier Institutional Fund
Merrill Lynch Institutional Fund
Merrill Lynch Capital Reserves Fund

(b)                                  Schedule of Fees is amended to removed the bracketed language “[Intentionally Omitted.]” under the title FEE SCHEDULE IV and to add the following fee schedule:

Pursuant to the Agreement among the parties hereto, the following amount shall be paid in respect of the Schedule IV Funds listed on Schedule A :

An annual fee equal to 0.005% (0.5 bps) of the aggregate average daily net asset value of all shares of all Schedule IV Funds held in MLPF&S customer accounts.

2.                                        Governing Law . This Amendment shall be governed by the laws of the State of New York as if this Agreement were executed and performed entirely within the state of New York.

3.                                        Counterparts . This Amendment may be executed in counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective authorized persons.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Erin F. Donnelly
Erin F. Donnelly
Director, Mutual Funds

BLACKROCK ADVISORS, LLC

By:	/s/ Frank Porcelli

Print name:	Frank Porcelli

Title:	Managing Director

THIRD AMENDMENT TO FINANCIAL SERVICES AGREEMENT

THIS THIRD AMENDMENT (this “Amendment”) effective as of February ___, 2009, by and between BlackRock Advisors, LLC (as successor to Compass Capital Group, Inc. and BlackRock Advisors, Inc.) (“BlackRock Advisors”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”) is made to that certain Financial Services Agreement dated June 1, 1996 by and among Compass Capital Group, Inc., PFPC Inc., Merrill Lynch Financial Data Services, Inc. and MLPF&S as amended on September 29, 2006, November 1, 2006 (the “Agreement”).

W I T N E S S E T H:

WHEREAS, the parties hereto desire to amend the Agreement to add a fund to Schedule A thereto;

NOW, THEREFORE, in consideration of the forgoing premises and mutual covenants, agreements and promises contained in this Amendment, the parties hereto, intending to be legally bound, agree as follows:

1.           Amendment to the Agreement.  The Agreement is hereby amended as follows:

(a)
The first WHEREAS clause (as previously amended in the First Amendment) is deleted in its entirety and replaced with the following:

WHEREAS, the “BlackRock Funds” are comprised of those registered open-end investment companies or series thereof and registered closed-end investment companies (including those closed-end companies that are continuously offered and those that are not continuously offered but in each case are not listed on any securities exchange) advised by BlackRock Advisors or its “affiliated persons” (as such term is defined in Section 2(a)(3) of the Investment Company Act of 1940) and listed on Schedule A hereto (each a “Fund”), as such schedule may be amended from time to time in accordance with paragraph 12 hereof; and

(b)	Schedule A is amended to add the following fund (“Fund”) to the Schedule I Funds list: BlackRock Fixed Income Value Opportunities Fund

              (c)           The Fund will be subject to payments under Schedule I (1) and will be excluded from payments under Schedule I (2); provided, however, that the total amount of such payments will not exceed 0.10% of the total price to the public of the Fund’s common shares sold during the Fund’s initial public offering.

2.           Governing Law.  This Amendment shall be governed by the laws of the State of New York as if this Agreement were executed and performed entirely within the state of New York.

3.           Counterparts.  This Amendment may be executed in counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective authorized persons.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:
Erin F. Donnelly
Managing Director, Mutual Funds

BLACKROCK ADVISORS, LLC

By:

Print name:

Title: